Exhibit 4.18

Exclusive Option Agreement

Of

Guangzhou Kugou Computer Technology Co., Ltd.

By and Among

All the shareholders listed in Schedule A

and

Tencent Music (Beijing) Co., Ltd.

and

Guangzhou Kugou Computer Technology Co., Ltd.

April 28, 2024

Exclusive Option Agreement

This Exclusive Option Agreement (the “Agreement”) is entered into on April 28, 2024, by and among the following Parties:

1.
All the shareholders listed in Schedule A, of which the information see Schedule A.

(All the shareholders listed in Schedule A separately and collectively referred to as the “Existing Shareholders”);

2.
Tencent Music (Beijing) Co., Ltd. (the “WFOE”)

Registration No. 91110105053634103B

3.
Guangzhou Kugou Computer Technology Co., Ltd. (the “Company”)

Registration No. 91440115783790925T

(In this Agreement, each Party shall be referred to as a “Party” respectively or as the “Parties” collectively.)

Whereas:

(1)
Mr. Xie Guomin and Mr. Chen Xiaotao entered into a Capital Subscription Agreement to subscribe for the increased registered capital of the Company on November 20, 2013.
(2)
Mr. Xie Guomin, Mr. Chen Xiaotao and the WFOE entered into a Loan Agreement on April 21, 2014 (the “Loan Agreement”), pursuant to which the WFOE provided a loan to Mr. Xie Guomin, Mr. Chen Xiaotao with an amount of RMB 128,800,000 to pay the consideration under the Capital Subscription Agreement under item (1).
(3)
Mr. Chen Xiaotao, Mr Qiu Zhongwei and the WFOE entered into an Equity Transfer Agreement and Debt Assignment and Offset Agreement on April 11, 2017 respectively, according to which Mr. Chen Xiaotao transferred the contribution in the Company to Mr. Qiu Zhongwei, and all parties agreed that the loan that the WFOE lent to Mr. Chen Xiaotao as above-mentioned in item (2) shall offset the equity transfer price that Mr, Qiu Zhongwei should pay to Mr. Chen Xiaotao . Mr. Qiu Zhongwei shall inherit all rights and obligations of Mr. Chen Xiaotao in the Loan Agreement; Mr. Qiu Zhongwei, Qianhai Daizheng Music Culture Co., Ltd. (the “Borrower”) and the WFOE entered into a Debt Assignment and Offset Agreement on January 16, 2023, pursuant to which the Borrower inherits all of Mr. Qiu Zhongwei’s rights and obligations under the Loan Agreement.
(4)
Mr. Xie Guomin, Ms. Wang Meiqi and the WFOE entered into a Share Transfer Agreement and the Debt Assignment and Offset Agreement on May 11, 2020, pursuant to which Mr. Xie Guomin transferred the equity interest held by him in the Company to Ms. Wang Meiqi, and all parties agreed that the loan that the WFOE lend to Mr. Xie Guomin as above-mentioned in item (2) shall offset the share transfer payment that Ms. Wang Meiqi should pay to Mr. Xie Guomin. Ms. Wang Meiqi shall inherit all rights and obligations of Mr. Xie Guomin in the Loan Agreement. Ms. Wang Meiqi, the Borrower and the WFOE entered into a Debt Assignment and Offset Agreement on January 16, 2023, pursuant to which the

Borrower inherits all of Ms. Wang Meiqi’s rights and obligations under the Loan Agreement.
(5)
Linzhi Lichuang Information Technology Co., Ltd. entered into a Subscription Agreement to subscribe for the Company’s increased registered capital on July 12, 2016.
(6)
The Existing Shareholders currently are registered shareholders of the Company, lawfully and legally holding all the equity of the Company. As of the date of this Agreement, the amount of contribution of each Existing Shareholder in the registered capital is shown in Schedule A.
(7)
The Existing Shareholders intends to transfer all the equity to the WFOE and/or any other entity or individual designated by the WFOE without prejudice to the PRC law, and the WFOE intends to accept such transfer.
(8)
The Company intends to transfer its assets to the WFOE and/or any other entity or individual designated by the WFOE without prejudice to the PRC law, and the WFOE intends to accept such transfer.
(9)
The Existing Shareholders and the Company agree to irrevocably grant the exclusive Equity Call Option and Assets Call Option to the WFOE in order to complete the equity and assets transfer mentioned above. Without prejudice to the PRC law and according to the Equity Call Option and Assets Call Option, the Existing Shareholders or the Company shall transfer the Option Equity Interest and the Company Assets (defined as follows) to the WFOE and/or any other entity or individual designated by the WFOE according to this Agreement at the request of the WFOE.
(10)
The Company agrees that the Existing Shareholders grant the Equity Call Option to the WFOE pursuant to this Agreement.
(11)
The Existing Shareholders agree that the Company grants Assets Call Option to the WFOE pursuant to this Agreement.

Therefore, the Parties hereby agree as follows upon mutual negotiations:

Article 1 Definition

1.1
Unless otherwise required in the context, the following terms in this Agreement shall have the following meanings:

“PRC Law”

means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

“Equity Call Option”	means the option to purchase the equity interests in the Company granted by the Existing Shareholders to the WFOE pursuant to the terms and conditions of this Agreement.
“Assets Call Option”	means the option to purchase any assets of the Company granted by the Company to the WFOE pursuant to the terms and conditions of this Agreement.
“Option Equity Interest”

means, in respect of each Existing Shareholder, the equity interest owned by it (including the additional equity interest obtained by it due to capital increase, share transfer or any other reasons) in the Registered Capital (defined as follows) of the Company, and in respect of all the Existing Shareholders, the 100% equity interests in the Registered Capital of the Company.

“Registered Capital of the Company”	means the registered capital of the Company as of the signing date of this Agreement, i.e., RMB 7,860,171,317, and includes any increased registered capital within the term of this Agreement.
“Transfer Equity Interests”

means the equity interests which the WFOE or its designated entity or individual is entitled to purchase from all Existing Shareholders or any Existing Shareholder at the request of the WFOE upon its exercise of the Equity Call Option in accordance with Section 3 hereof, the amount of which may be all or part of the Option Equity Interest and shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and its commercial needs.

“Transfer Assets”

means the assets of the Company which the WFOE or its designated entity or individual is entitled to purchase from the Company at the request of the WFOE upon its exercise of the Assets Call Option in accordance with Section 3 hereof, the amount of which may be all or part of the assets of the Company and shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and its commercial needs.
“Exercise”	means the exercise of the Equity Call Option or Assets Call Option by the WFOE.
“Transfer Price”

means the aggregate consideration payable to the Existing Shareholders or the Company by the WFOE or its designated entity or individual for the Transfer Equity Interests or the Transfer Assets in each Exercise.

“Operating Licenses”

means any approvals, permits, filings or registrations which are necessary for the lawful and effective operation by the Company of all its businesses, including but not limited to the Business License, the Audio & Video Service Permission, the Value-added Telecommunication Service Business License, and other relevant licenses and permits as required by the then effective PRC Law.

“Company Assets”

means all the tangible and intangible assets which the Company owns or is entitled to use within the term of this Agreement, including but not limited to any fixed assets, moveable assets and intellectual property, including trademarks, copyrights, patents, proprietary technology, domain names and software use rights, etc.

“Material Agreement”

means any agreement to which the Company is a party and which has material impact on the businesses or the assets of the Company, including but not limited to the Exclusive Consulting and Services Agreement entered into by and between the Company on March 26, 2018 and the WFOE and other material agreements relating to the business of the Company.

1.2
Any PRC Law referred to herein shall：
（1）
include the amendments, changes, supplements and reenactments thereto, irrespective of whether they take effect before or after the execution of this Agreement; and
（2）
include the references to other decisions, notices or regulations enacted in accordance therewith or which become effective as a result thereof.

1.3
Unless otherwise specified herein, all references to article, clause, item or paragraph shall refer to the relevant part hereof.

Article 2 Grant of Equity Call Option and Assets Call Option

2.1.
The Existing Shareholders hereby severally and jointly agree to irrevocably and unconditionally grant an exclusive Equity Call Option to the WFOE, according to which the WFOE may, to the extent permitted under the PRC Law and subject to the terms and conditions of this Agreement, request the Existing Shareholders to transfer the Option Equity Interest to the WFOE or its designated entity or individual. The WFOE agrees to accept such Equity Call Option.
2.2.
The Company hereby agrees to the grant of the Equity Call Option to the WFOE by the Existing Shareholders under Section 2.1 and other provisions of this Agreement.
2.3.
The Company hereby agrees to irrevocably and unconditionally grant an exclusive Assets Call Option to the WFOE, according to which the WFOE may, to the extent permitted under the PRC Law and subject to the terms and conditions of this Agreement, request the Company to transfer all or any of the Company Assets to the WFOE or its designated entity or individual. The WFOE agrees to accept such Assets Call Option.
2.4.
The Existing Shareholders hereby severally and jointly agree to the grant of the Assets Call Option to the WFOE by the Company under Section 2.3 and other provisions of this Agreement.

Article 3 Manner of Exercise of Options

3.1.
Subject to the terms and conditions of this Agreement and to the extent permitted under the PRC Law, the WFOE shall have the sole discretion in deciding the schedule, manner and times of its Exercise.
3.2.
Subject to the terms and conditions of this Agreement and to the extent permitted by the then effective PRC Law, the WFOE is entitled to request the Existing Shareholders to transfer all or part of the equity interests in the Company to the WFOE or its designated entity or individual at any time.
3.3.
Subject to the terms and conditions of this Agreement and to the extent permitted by the then effective PRC Law, the WFOE is entitled to request the Company to transfer all or part of its assets to the WFOE or its designated entity or individual at any time.
3.4.
In respect of the Equity Call Option, the WFOE has discretion to determine the amount of the Transfer Equity Interests to be transferred to the WFOE and/or its designated entity or individual from the Existing Shareholders in each Exercise, and the Existing Shareholders shall transfer the Transfer Equity Interests to the WFOE and/or its designated entity or individual respectively according to the amount as requested by the WFOE. The WFOE and/or its designated entity or individual shall pay the Transfer Price to the Existing Shareholders for transfer of the Transfer Equity Interests in each Exercise.

3.5.
In respect of the Assets Call Option, the WFOE has discretion to determine the specific Transfer Assets to be transferred to the WFOE and/or its designated entity or individual from the Company, and the Company shall transfer the Transfer Assets to the WFOE and/or its designated entity or individual at the request of the WFOE. The WFOE and/or its designated entity or individual shall pay the Transfer Price to the Company for transfer of the Transfer Assets in each Exercise.
3.6.
Upon each Exercise, the WFOE may request transfer of all or any part of the Transfer Equity Interests or the Transfer Assets to itself or any third party designated by it.
3.7.
Upon its decision of each Exercise, the WFOE shall issue a notice to the Existing Shareholders or the Company, as case may be, on the exercise of the Equity Call Option or the Assets Call Option (the “Exercise Notice”, the form of which is attached in Schedule B and Schedule C hereto). The Existing Shareholders or the Company shall, upon receipt of the Exercise Notice, promptly transfer all the Transfer Equity Interests or the Transfer Assets to the WFOE and/or its designated entity or individual according to the Exercise Notice and in such manner as provided under Section 3.4 or Section 3.5 of this Agreement.

Article 4 Transfer Price

4.1
In respect of the Equity Call Option, in each Exercise, the Transfer Price that WFOE or its designated entity or individual shall pay to the respective Existing Shareholders shall be the amount in proportion to their respective contributions to the Registered Capital of the Company. For the avoidance of doubt, WFOE may, in accordance with Article 4.3 of the Loan Agreement, pay to the Borrower relevant Transfer Price payable to such shareholder. Notwithstanding any contrary provisions herein, the Parties agree that shareholders other than the Borrower shall not receive any actual proceeds in connection with the equity interests transfer, which shall be handled in the manner designated by the WFOE. Under this circumstance, without prejudice to the applicable law, WFOE shall purchase or designate a third party to purchase the equity held by the respective Existing Shareholders at the Transfer Price equal to the required repayment amount. The proportion of the equity purchased by WFOE accounting for the equity then held by the respective Existing Shareholders shall be the same as the proportion of the required repayment amount accounting for the total outstanding amount of the respective Existing Shareholders under the Loan Agreement.
4.2
In respect of the Assets Call Option, in each Exercise, WFOE or its designated entity or individual shall pay the Company the net book value of the relevant assets. Under this circumstance, without prejudice to the applicable law, all the purchase price obtained by the Company shall be used as the directional dividends paid to the Borrower. Then the Borrower shall use all these dividends to repay the loan under the Loan Agreement. The proportion of the purchased assets accounting for the total assets of the Company shall be the same as the proportion of the required repayment amount accounting for the total outstanding amount of the respective Existing Shareholders under the Loan Agreement.

4.3
If relevant PRC Law then applicable to the WFOE’s Exercise of Equity Call Option or Assets Call Option requires to make assess evaluation of the equity or assets to be transferred or makes restrictions on the transfer price of the equity or assets to be transferred, WFOE, the Existing Shareholders and the Company agree that the Transfer Price shall be the lowest price permitted by the PRC Law. If the lowest price permitted by the PRC Law is higher than the corresponding capital contribution of the transfer equity and/or the net book value of the purchased assets, the Existing Shareholders and/or the Company shall pay all the remaining of the excess amount to WFOE after deducting all the taxes and fees required by the applicable PRC Law.

Article 5 Representations and Warranties

5.1.
The Existing Shareholders hereby severally and not jointly represent and warrant as follows, except for the disclosure of Schedule A:
5.1.1
If the Existing Shareholder is a natural person, he/she is a PRC citizen with full capacity, having full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an independent legal subject of litigation. If the Existing Shareholder is not a natural person, it is a legal entity validly established and lawfully existing under the laws of the PRC, having full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an independent legal subject of litigation.
5.1.2
Each of the Existing Shareholders has full power and authority to execute, deliver and perform this Agreement and all the other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate the transaction hereunder.
5.1.3
This Agreement is duly and lawfully executed and delivered by the Existing Shareholders and shall constitute legal, valid and binding obligations to them, which shall be enforceable against them in accordance with the terms herein.
5.1.4
The Existing Shareholders are the registered legal owners of the Option Equity Interest as of the date hereof, and the Option Equity Interest is free and clear of any liens, pledges, claims, other encumbrances or third party interests, except for the pledge rights created by the Equity Interest Pledge Agreements dated April 28, 2024, and the proxy rights created by the Voting Trust Agreement dated April 28, 2024, among the Company, the WFOE and the respective Existing Shareholders. Pursuant to this Agreement, the WFOE and/or its designated entity or individual can, upon the Exercise, obtain ownership of the Transfer Equity Interests free and clear of any liens, pledges, claims, other encumbrances or third party right.

5.2.
The Company hereby represents and warrants as follows:
5.2.1
The Company is a limited liability company duly registered and validly existing under PRC Law with an independent corporate legal person status. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.
5.2.2
The Company has full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated herein which are to be executed by it, and it has full power and authority to consummate the transaction contemplated herein.
5.2.3
This Agreement is duly and lawfully executed and delivered by the Company and shall constitute legal, valid and binding obligations to it.
5.2.4
The Company Assets are free and clear of any liens, mortgages, claims, other encumbrances or third party rights. Pursuant to this Agreement, upon the Exercise, the WFOE and/or any of its designated entity or individual is/are entitled to the good ownership of the Company Assets free from any liens, mortgages, claims, any other security interests and third party rights.
5.2.5
The Existing Shareholders are the registered legal owners of the Option Equity Interest as of the date hereof, aggregately holding 100% equity of the Company. The Option Equity Interest is free and clear of any liens, pledges, claims, other encumbrances or third party interests, except for the pledge rights created by the Equity Interest Pledge Agreements dated April 28, 2024, and the proxy rights created by the Voting Trust Agreement dated April 28, 2024, among the Company, the WFOE and the respective Existing Shareholders. Pursuant to this Agreement, the WFOE and/or its designated entity or individual can, upon the Exercise, obtain ownership of the Transfer Equity Interests free and clear of any liens, pledges, claims, other encumbrances or third party right.
5.3.
The WFOE hereby represents and warrants as follows:
5.3.1
It is a wholly foreign-owned enterprise duly incorporated and validly existing under PRC Law with an independent legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.
5.3.2
It has full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated herein which are to be executed to it, and it has full power and authority to consummate the transaction contemplated herein.
5.3.3
This Agreement is duly and lawfully executed and delivered by WFOE and shall constitute legal, valid and binding obligations to it.

Article 6 Undertakings by the Existing Shareholders

Each of Existing Shareholders hereby severally and not jointly undertakes as follows:

6.1
During the term of this Agreement, without prior written consent of the WFOE, each of Existing Shareholders:
6.1.1
Shall not transfer or otherwise dispose of any Option Equity Interest or create any encumbrances or third party interests upon any Option Equity Interest;
6.1.2
Shall not increase or reduce the Registered Capital of the Company, or cause or agree to the merger of the Company with any other entities;
6.1.3
Shall not dispose of, or procure the management of the Company to dispose of, any material Company Assets or create any encumbrances or third party interests upon any Company Assets;
6.1.4
Shall not, and shall procure the management of the Company not to, terminate any Material Agreement to which the Company is a party, or enter into any other agreements which are in conflict with the existing Material Agreements;
6.1.5
Shall not appoint or dismiss any director, supervisor or any other management of the Company whom shall be appointed or dismissed by the Existing Shareholders;
6.1.6
Shall not procure the Company to declare or distribute any distributable profits, dividends or other distributions;
6.1.7
Shall not vote in favor of the Company’s termination, liquidation or dissolution;
6.1.8
Shall not vote in favor of amending the association of the Company;
6.1.9
Shall not vote in favor of the Company to lend or borrow any loan, or provide guarantee or other forms of security arrangements, or assume any material obligations except for those occur during the ordinary course of business.
6.2
During the term of this Agreement, each of the Existing Shareholders shall not engage in any actions or omissions which may affect the validity of the Operating Licenses.
6.3
Upon issuance of the Exercise Notice by the WFOE, each of Existing Shareholders:
6.3.1
Shall immediately convene shareholders’ meeting to adopt a resolution and take any other necessary actions, to approve the transfer of all of the Transfer Equity Interests or Transfer Assets at the Transfer Price by the Existing Shareholders or the Company to the WFOE and/or its designated entity or individual, as well as waive its right of first refusal, if any;

6.3.2
Shall transfer all of the Transfer Equity Interests at the Transfer Price under the Article 4 to the WFOE and/or its designated entity or individual by entering into an equity transfer agreement with the WFOE and/or its designated entity or individual immediately, and at the request of the WFOE and subject to relevant laws and regulations, provide necessary support to the WFOE (including provide and execute all relevant legal documents, process all procedure for governmental approvals and registrations and assume all relevant obligations) for acquisition of all the Transfer Equity Interests by the WFOE and/or its designated entity or individual, free and clear of any legal defects, any encumbrances, third party interests, or any other restrictions on the Transfer Equity Interests.
6.4
If the aggregated Transfer Price received by any of the Existing Shareholders from transfer of its Transfer Equity Interests exceeds its contribution to the Registered Capital of the Company, or such Existing Shareholder receives any profits, dividends or other distributions distributed by the Company, such Existing Shareholder agrees to waive the excessive portion of the Transfer Price and any such profits, dividends or distributions (with tax and fees being deducted) to the extent permitted by PRC Law, and the WFOE is entitled to such excessive portion of the Transfer Price and such profits, dividends or distributions. The Existing Shareholders shall instruct relevant transferee or the Company to wire the above gains to a bank account designated by the WFOE.

Article 7 Undertakings by the Company

7.1
The Company undertakes as follows:
7.1.1
In the event the execution and performance of this Agreement and the grant of the Equity Call Option or the Assets Call Option hereunder is subject to any third party’s consents, approvals, waivers, licenses, or any approvals, permits, waivers, registrations or filings from or with governmental authorities (as required by the laws), the Company shall make best efforts to assist in the above procedure.
7.1.2
Without prior written consent of the WFOE, the Company shall not assist or permit the Existing Shareholders to transfer or dispose of any Option Equity Interest or create any encumbrances or other third party interest upon the Option Equity Interest.
7.1.3
Without prior written consent of the WFOE, the Company shall not transfer or otherwise dispose of any material Company Assets or create any encumbrances or other third party interest upon any Company Assets.
7.1.4
It shall not take or allow any acts or actions which could have adverse effect upon the interests of the WFOE under this Agreement, including but not limited to any acts or actions as restricted under Section 6.1 hereof.

7.2
The Company undertakes that upon issuance of the Exercise Notice by the WFOE:
7.2.1
It shall immediately procure the Existing Shareholders to convene shareholders’ meeting to adopt a resolution and take any other necessary actions, to approve the transfer of all of the Transfer Assets at the Transfer Price by the Company to the WFOE and/or its designated entity or individual;
7.2.2
It shall transfer all of the Transfer Assets at the Transfer Price to the WFOE and/or its designated entity or individual by entering into an assets transfer agreement with the WFOE and/or its designated entity or individual immediately, and at the request of the WFOE and subject to relevant laws and regulations, procure the Existing Shareholders to provide necessary support to the WFOE (including provide and execute all relevant legal documents, process all procedure for governmental approvals and registrations and assume all relevant obligations) for acquisition of all the Transfer Assets by the WFOE and/or its designated entity or individual, free and clear of any legal defects, any encumbrances, third party interests, or any other restrictions on the Company Assets.

Article 8 Confidentiality

8.1
Notwithstanding the termination of this Agreement, each Party shall keep confidential all of the business secrets, proprietary information, customer information as well as any other information of confidential nature it receives from the other Parties in connection with the execution and performance of this Agreement (collectively referred to as the “Confidential Information”). Without prior written consent of the disclosing party of the Confidential Information or unless required by relevant laws and regulations or requirements of the stock exchange on which a Party’s affiliate is listed, any Party receiving the Confidential Information shall not disclose any such Confidential Information to any other third party, or use any such Confidential Information directly or indirectly for any purpose other than for the performance of this Agreement.
8.2
The following information shall not constitute the Confidential Information:
(a)
Any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means;
(b)
Any information which enters the public domain other than as a result of a fault of the receiving Party; or
(c)
Any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.
8.3
The receiving party may disclose Confidential Information to its relevant employees, agents or professionals engaged by it, provided that such receiving party shall ensure that the aforesaid persons are subject to the terms and conditions of this Agreement and the receiving party shall be liable for any liabilities arising from breach of the terms and conditions hereof by the aforesaid persons.

8.4
Notwithstanding any other provisions herein, the validity of this Section 8 shall survive the termination of this Agreement.

Article 9 Term of This Agreement

This Agreement shall become effective as of the date of the execution by the Parties. This Agreement is the final agreement reached between the Parties on the exclusive option and relevant issues which shall supersedes any and all prior consultations, negotiations or discussions, representations, memorandum, agreements or other documents (including but not limited the Exclusive Option Agreement entered into by and among the Company, the WFOE and the Existing Shareholders (excluding the Borrower) on April 28, 2024). In case of any conflict, contradiction or inconsistency, this Agreement shall prevail. This Agreement shall remain valid until all of the Option Equity Interest and the Company Assets have been lawfully transferred to the WFOE and/or its designated entity or individual in accordance with the provisions hereof.

Article 10 Notice

10.1
Any notice, request, demand and other correspondences as required by or made in accordance with this Agreement shall be delivered to the relevant Party in writing.
10.2
The above notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile or telex, or upon handed over to the receiver when it is delivered in person, or on the fifth (5) day after posting when it is delivered by mail, or on the date of receipt by the recipient if by express delivery. However, if the notice is returned due to the recipient’s fault or the recipient’s refusal to sign, the notice is deemed delivered on the date when the notice is returned. In case of simultaneous delivery in any of the above forms, the earliest deemed time of delivery shall prevail.

Article 11 Default Liabilities

11.1
The Parties agree and acknowledge that if any Party (the “Defaulting Party”) breaches any provision hereunder, or fails to perform or delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (the “Default”) and that in such event, the non-defaulting Party/Parties shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures with such reasonable time or within ten (10) days of the non-defaulting Party notifying the Defaulting Party in writing and requesting it to cure such Default, the non-defaulting Party may elect, in its (their) discretion, to do the following:
11.1.1
if the Defaulting Party is any of the Existing Shareholders or the Company, the WFOE shall have the right to terminate this Agreement and claim the Defaulting Party to indemnify the damages. For the avoidance of doubt, the responsibility of the Existing shareholders or the responsibility between the Existing shareholders and the Company is independent, and the any Existing shareholders do not bear any joint liability for any obligation or responsibility of the other Existing shareholders or Company;
11.1.2
if the Defaulting Party is the WFOE, the non-defaulting Party has right to claim the Defaulting Party to indemnify the damages, provided that in no event shall the non-defaulting Party have the right to terminate or rescind this Agreement, except that the contrary is provided by the law.
11.2
Notwithstanding any other provisions herein, the effectiveness of this Article shall survive the termination of this Agreement.

Article 12 Miscellaneous Provisions

12.1
This Agreement is made in Chinese in five (5) originals with each Party hereof retaining one (1) copy.
12.2
The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC laws.
12.3
Dispute Resolutions
(a)
Any dispute arising out of or in relation to this Agreement, the Parties shall first resolve the dispute through friendly negotiation. The requesting party shall notify the other party of the dispute and explain the nature of the dispute by overloading the date notice. If the Parties fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, any Party is entitled to submit such dispute to the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules thereof and the arbitration award shall be final and binding.
(b)
The arbitration tribunal shall consist of three (3) arbitrators, of whom the two parties have the right to appoint one (1) each. The third arbitrator (3rd) should be appointed jointly by the two sides. If the party shall not be able to reach an agreement on the joint designation of the third arbitrator, he/she should be appointed by the director of the Arbitration Committee. The third arbitrator shall be the chief arbitrator of the arbitration tribunal.
(c)
In making an arbitration award, the arbitrator shall take into account the intention of the Parties which may be determined in accordance with this Agreement.
(d)
The arbitration award made according to the Article12.3 in writing should be final and binding. The parties shall do their utmost to ensure that any such arbitration award is duly executed and to provide any necessary assistance thereto.

(e)
The aforesaid provisions of the Article 12.3 shall not prevent the party concerned from applying for any pre suit protection or prohibition remedy available for any reason, including but not limited to the enforcement of subsequent enforcement of the arbitration tribunal.
12.4
Any rights, powers and remedies entitled to any Party by any provision herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies.
12.5
No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with laws (the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of the Rights shall not preclude its exercise of such Rights in any other way or its exercise of other Rights.
12.6
The headings of the sections herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.
12.7
Each provision contained herein shall be severable and independent from other provisions. If at any time one or several provisions herein shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.
12.8
This Agreement, upon its execution, supersedes any other legal documents executed by the Parties with respect to the same subject hereof. Any amendments or supplements to this Agreement shall be in writing and shall become effective upon duly execution by the Parties hereto.
12.9
No Party shall assign any of its rights and/or obligations hereunder to any third parties without prior written consent from other Parties.
12.10
This Agreement shall be binding on the legal transferees or successors of the Parties.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

We have executed the execution page of the Exclusive Option Agreement in respect of the Controlling Agreements of Guangzhou Kugou Computer Technology Co., Ltd., dated April 28, 2024 in five (5) counterparts.

Tencent Music (Beijing) Co., Ltd.

(Company Chop)

[Company Chop is affixed]

Signature page to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

We have executed the execution page of the Exclusive Option Agreement in respect of the Controlling Agreements of Guangzhou Kugou Computer Technology Co., Ltd., dated April 28, 2024 in five (5) counterparts.

Guangzhou Kugou Computer Technology Co., Ltd.

(Company Chop)

[Company Chop is affixed]

Signature page to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

We have executed the execution page of the Exclusive Option Agreement in respect of the Controlling Agreements of Guangzhou Kugou Computer Technology Co., Ltd., dated April 28, 2024 in five (5) counterparts.

Shenzhen Tencent Ruijian Investment Co., Ltd.

(Company Chop)

[Company Chop is affixed]

Signature page to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

We have executed the execution page of the Exclusive Option Agreement in respect of the Controlling Agreements of Guangzhou Kugou Computer Technology Co., Ltd., dated April 28, 2024 in five (5) counterparts.

Shenzhen Litong Industry Investment Fund Co., Ltd.

(Company Chop)

[Company Chop is affixed]

Signature page to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

We have executed the execution page of the Exclusive Option Agreement in respect of the Controlling Agreements of Guangzhou Kugou Computer Technology Co., Ltd., dated April 28, 2024 in five (5) counterparts.

Qianhai Daizheng Music Culture Co., Ltd. (Company Chop)

[Company Chop is affixed]

Signature page to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

Schedule A

Basic information of the Company

Company Name:	Guangzhou Kugou Computer Technology Co., Ltd.
Registered Address:	1-17, No. 315 Huangpu Avenue Middle, Tianhe District, Guangzhou.
Registered Capital:	RMB 7,860,171,317 Yuan
Shareholding Structure:

#	Shareholder’s Name	Identification No./ Registration No.	Registered Capital (RMB/Yuan)	Shareholding Percentage
1	Shenzhen Litong Industry Investment Fund Co., Ltd.	91440300075839388T	4,603,261	0.0586%
2	Shenzhen Tencent Ruijian Investment Co., Ltd.	91440300MA5GW5D366	7,829,482,914	99.6096%
3	Qianhai Daizheng Music Culture Co., Ltd.	91440300MA5GDLLP7X	26,085,142	0.3319%
Total		/	7,860,171,317	100.00%

Schedule A to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

Schedule B

Form of the Exercise Notice

To: [name of the Existing Shareholders]

In view of the Exclusive Option Agreement dated as of [ ], 20__ (the “Option Agreement”) entered into by and among the undersigned, the Company and [name of the Existing Shareholders], pursuant to which you shall, upon request by us and to the extent permitted by the PRC laws and regulations, transfer the equity shares of the Company held by you to us or any third party designated by us.

Therefore, we hereby issue this notice to you as follows:

We hereby request the exercise of the Equity Call Option under the Option Agreement and that the []% equity interests of the Company held by you (the “Proposed Transferred Assets”) be transferred to us/ [name of designated entity/individual]. You are required to promptly transfer all the Proposed Transferred Equity to us/ [name of the designated entity/individual] upon receipt of this notice in accordance with the terms of the Option Agreement.

Yours faithfully,

Tencent Music (Beijing) Co., Ltd.

(Company Chop)

Authorized Representative:

Date:

Schedule B to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements

Schedule C

Form of the Exercise Notice

To: Guangzhou Kugou Computer Technology Co., Ltd. (the “Company”)

In view of the Exclusive Option Agreement dated as of [ ], 20__ (the “Option Agreement”) entered into by and among the undersigned, the Company and all the shareholders of the Company at that time, pursuant to which the Company shall, upon request by us and to the extent permitted by the PRC laws and regulations, transfer the assets of the Company to us or any third party designated by us.

Therefore, we hereby issue this notice to the Company as follows:

We hereby request the exercise of the Assets Call Option under the Option Agreement and that the assets of the Company as listed in the schedule attached hereto (the “Proposed Transferred Assets”) be transferred to us/ [name of the designated entity/individual]. You are required to promptly transfer all the Proposed Transferred Assets to us/ [name of the designated entity/individual] upon receipt of this notice in accordance with the terms of the Option Agreement.

Yours faithfully,

Tencent Music (Beijing) Co., Ltd.

(Company seal)

Authorized Representative:

Date:

Schedule C to Exclusive Option Agreement

of Guangzhou Kugou Computer Technology Co., Ltd. Controlling Agreements